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                                                                   EXHIBIT 10.19

                                 PROMISSORY NOTE
                                 Line of Credit
                                Prime Based Rate

$600,000.00

DUE DATE: APRIL 30, 2006                                   DATED: APRIL 15, 2005

          FOR VALUE RECEIVED, on or before the Due Date, the undersigned, jointly and severally if more than one maker ("Borrower"), promise(s) to pay to the order of Standard Federal Bank N.A., a national banking association ("Bank"), at 2600 West Big Beaver Road, Troy, Michigan 48084, or at such other place as the Bank may designate in writing, the principal sum of SIX HUNDRED THOUSAND AND NO/100 DOLLARS ($600,000.00), or such lesser amount as may from time to time be outstanding by reason of having been advanced hereunder, plus interest as hereinafter provided on all amounts outstanding hereunder, all in lawful money of the United States of America.

          INTEREST RATE. The principal outstanding under this Promissory Note ("Note") from time to time shall bear interest on a basis of a year of 360 days for the actual number of days amounts are outstanding hereunder, at a rate per annum ("Effective Interest Rate") equal to ONE-QUARTER PERCENT (0.25%) ABOVE the BANK'S PRIME RATE. "Bank's Prime Rate" means that rate of interest established and designated by the Bank, in its sole discretion, to be its prime rate as the same may be changed from time to time. It is understood and agreed by Borrower that the Effective Interest Rate shall be determined by reference to the "prime rate" so established and designated by the Bank and not by reference to the actual rate of interest charged by the Bank to any particular borrower or borrowers and shall automatically increase or decrease when and to the extent that the Bank's Prime Rate shall have been increased or decreased.

          ADVANCES. This Note evidences the "Line of Credit," as defined in the Business Loan Agreement hereinafter referenced. This Note replaces and supersedes Borrower's Promissory Note (Line of Credit) dated December 18, 2003, as amended, in favor of the Bank, in the principal amount of $600,000.00. The principal amount of indebtedness owing pursuant to this Note shall change from time to time, decreasing in an amount equal to any and all payments of principal made by the Borrower and increasing by an amount equal to any and all advances made by the Bank to the Borrower pursuant to the terms hereof. The books and records of the Bank shall be conclusive evidence of the amount of principal and interest owing hereunder at any time. From time to time, the Bank shall furnish Borrower a statement of the amount of principal and interest owing or outstanding hereunder, which statement shall be deemed to be correct, accepted by, and binding upon Borrower, unless the Bank receives a written statement of exceptions from Borrower within ten (10) days after such statement has been furnished.

          PAYMENT. Accrued interest shall be payable beginning on May20, 2005, and continuing on the same day of each consecutive month thereafter. The principal balance and all accrued interest shall be due on the Due Date. All payments made hereunder shall be applied first against costs and expenses required to be paid hereunder, then against accrued interest to the extent thereof and the balance shall be applied against the outstanding principal amount hereof.

          PREPAYMENT. Notwithstanding anything to the contrary contained herein, this Note may be prepaid, in full or in part, without the payment of any prepayment fee or penalty.

          INTEREST RATE LIMITED TO MAXIMUM PROVIDED BY LAW. Nothing herein contained, nor any transaction relating hereto, shall be construed or so operate as to require the Borrower to pay, or be charged, interest at a greater rate than the maximum allowed by the applicable law relating to this Note. Should any interest, or other charges, charged, paid or payable by the Borrower in connection with this Note, or any other document delivered in connection herewith, result in the charging, compensation, payment or earning of interest in excess of the maximum allowed by applicable law, then any and all such excess shall be and the same is hereby waived by the holder, and


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any and all such excess paid shall be automatically credited against and in reduction of the principal due under this Note. If the Bank shall reasonably determine that the interest rate (together with all other charges or payments related hereto that may be deemed interest) stipulated under this Note is, or may be, usurious or otherwise limited by law, the unpaid balance of this Note, with accrued interest at the highest rate permitted to be charged by stipulation in writing between the Bank and Borrower, at the option of the Bank, shall immediately become due and payable.

          EVENTS OF DEFAULT. The Borrower, without notice or demand of any kind, shall be in default under this Note upon the occurrence of any of the following Events of Default: (a) if any amount due and owing on this Note or any fees due the Bank, any expenses incurred by the Bank hereunder or any and all other liabilities and obligations of the Borrower to the Bank, is not paid when due, or (b) if any other Event of Default, as defined in the Business Loan Agreement hereinafter referenced, as the same may be amended from time to time, shall occur.

          REMEDIES. Upon the occurrence of any Event of Default, the Bank may, without notice, declare the entire unpaid and outstanding principal balance hereunder and all accrued interest, together with all other indebtedness of Borrower to the Bank, to be due and payable in full forthwith, without presentment, demand or notice of any kind, all of which are hereby expressly waived by Borrower, and thereupon the Bank shall have and may exercise any one or more of the rights and remedies provided herein or in any loan agreement, mortgage, guaranty, security agreement, assignment or other document relating hereto. The remedies provided for hereunder are cumulative to the remedies for collection of the amounts owing hereunder as provided by law or by any loan agreement, mortgage, guaranty, security agreement or other document relating hereto. Nothing herein is intended, nor should it be construed, to preclude the Bank from pursuing any other remedy for the recovery of any other sum to which the Bank may be or become entitled for breach of the terms of this Note or any loan agreement, mortgage, guaranty, security agreement or other instrument relating hereto.

          COSTS OF COLLECTION. Borrower agrees, in case of an Event of Default under the terms of this Note or under any loan agreement, security or other agreement executed in connection herewith, to pay all costs of the Bank for collection of this Note and all other liabilities of Borrower to the Bank and enforcement of its rights hereunder, including reasonable attorney fees and legal expenses including participation in Bankruptcy proceedings.

          DEFAULT RATE OF INTEREST. During any period(s) an Event of Default has occurred and is continuing, or after the Due Date, or after acceleration of maturity, the outstanding principal amount hereof shall bear interest at a rate equal to two percent (2.0%) per annum greater than the interest rate otherwise charged hereunder.

          LATE CHARGES. If any required payment is not made within ten (10) days after the date it is due (other than any balloon payment of principal due on the Due Date), then, at the option of the Bank, a late charge in the amount of five percent (5.0%) of the payment so overdue may be charged.

          NO WAIVER OF DEFAULT. Acceptance by the Bank of any payment in an amount less than the amount then due shall be deemed an acceptance on account only, and the failure to pay the entire amount then due shall be and continue to be an Event of Default. Upon any Event of Default, neither the failure of the Bank promptly to exercise its right to declare the outstanding principal and accrued unpaid interest hereunder to be immediately due and payable, nor the failure of the Bank to demand strict performance of any other obligation of the Borrower or any other person who may be liable hereunder shall constitute a waiver of any such rights, nor a waiver of such rights in connection with any future default on the part of the Borrower or any other person who may be liable hereunder.

          GENERAL. Borrower and all endorsers and guarantors hereof, if any, hereby jointly and severally waive presentment for payment, demand, notice of non-payment, notice of protest or protest of this Note, diligence in collection or bringing suit, and hereby consent to any and all extensions of time, renewals, waivers, or modifications that may be granted by the Bank with respect to payment or any other provisions of this Note, and to the release of any collateral or any part thereof, with or without substitution. The liability of the Borrower shall be absolute and


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unconditional, without regard to the liability of any other party hereto. This
Note shall be deemed to have been executed in, and all rights and obligations hereunder shall be governed by, the laws of the State of Michigan.

          OTHER DOCUMENTS. This Note has been executed pursuant to, or is secured or supported by, the following documents:

               -    Business Loan Agreement, dated December 18, 2003.

               -    Security Agreement, dated December 18, 2003.

               - Guaranty signed by WM LIMITED PARTNERSHIP - 1998, dated December 18, 2003, secured by:

                    -    Security Agreement, dated December 18, 2003.

               - Guaranty signed by OCM FOOD SERVICE, LLC, dated December 18, 2003.

               -    Guaranty signed by OCM DEVELOPMENT, LLC, dated December 18,
                    2003.

          The Borrower and the Bank may also have signed other documents in conjunction herewith providing for security for this Note or other matters. Reference is hereby made to the foregoing documents for additional terms relating to the transaction giving rise to this Note, the security or support given for this Note and additional terms and conditions under which this Note matures, may be accelerated or prepaid.

                                        BORROWER:

                                        MERITAGE HOSPITALITY GROUP INC.,
                                        a Michigan corporation


                                        /s/ James R. Saalfeld, Vice President
                                        ----------------------------------------
                                        1971 East Beltline Avenue, NE, Suite
                                        200, Grand Rapids, Michigan 49525


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